                                                                      EXHIBIT 15

August 11, 2000

Securities and Exchange Commission
450 Fifth Street
N.W. Washington, D.C. 20549

Commissioners:

     We are aware that our report dated July 20, 2000 on our review of interim financial information of Varian Medical Systems, Inc. for the three and nine month periods ended June 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 (No. 333-75531) dated April 1, 1999.

Yours very truly,




/s/ PricewaterhouseCoopers LLP